Exhibit 23(c)




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Green Tree Financial Corporation:


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "EXPERTS" in the Registration Statement on Form S-4 of Conseco, Inc. Our report refers to the Company's adoption of the Financial Accounting Standards Board's Statement No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," in 1997.





                                                        /s/KPMG PEAT MARWICK LLP
                                                        ------------------------
                                                           KPMG PEAT MARWICK LLP


Minneapolis, Minnesota
April 27, 1998